Exhibit 32.2

SECTION 906 CERTIFICATION

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.

April 25, 2005

Kenneth L. Donahue, the Chief Financial Officer of United Security Bancshares certifies:

1.               that this annual  report on Form 10-K/A, Amendment No. 2 for the period ended December 31, 2004 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               that information contained in this annual report on Form 10-K/A, Amendment No. 2 for the year ended December 31, 2004 fairly presents, in all material respects, the financial condition and results of operations of United Security Bancshares.

/s/ Kenneth L. Donahue
Kenneth L. Donahue
Senior Vice President and
Chief Financial Officer